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                                                                   EXHIBIT 99.2


                       ZIM TECHNOLOGIES INTERNATIONAL INC.

                                      PROXY

The undersigned shareholder of ZIM Technologies International Inc. (the "Corporation"), hereby appoints Michael Cowpland, President and Chief Executive Officer of the Corporation, or, failing him/her, Jim Stechyson, Chairman of the Board of the Corporation, OR INSTEAD OF ANY OF THE FOREGOING ____________________________________ as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the Special Meeting of Shareholders of the Corporation to be held on o, 2002 and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees designated above are specifically directed:


A.       To vote the shares registered in the name of the undersigned to vote:

FOR  [  ]                AGAINST       [  ]        WITHHOLD FROM VOTING   [  ]


         with respect to a special resolution to approve an the amalgamation of the Corporation with ZTI-PCI Inc.


If any amendments or variations to the matters referred to above or to any other matters identified in the notice of meeting are proposed at the meeting or any adjournment or adjournments thereof, or if any other matters which are not now known to management should properly come before the meeting or any adjournment or adjournments thereof, this proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM OR HER AND TO ATTEND AND ACT FOR HIM OR HER ON HIS OR HER BEHALF AT THE MEETING OTHER THAN THE NOMINEES DESIGNATED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF HIS OR HER NOMINEE IN THE SPACE PROVIDED ABOVE FOR THAT PURPOSE.

     Dated this _______ day of  ______________, 2002

     Registered Owner Signature:_______________________________________________
     (includes trustees under an RRSP and other nominees)

     Name of Registered Owner: ________________________________________________
     (Please Print)

     Beneficial Owner Signature:_______________________________________________
     (includes annuitants under an RRSP)

     Name of Beneficial Owner: ________________________________________________
     (Please Print)
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         NOTES:

1. If your Shares are held in a retirement savings plan or retirement income fund, you must contact the financial institution which acts as the trustee of the plan and cause them to execute the proxy form in order for such Shares to be represented and voted at the meeting.

2. This proxy form must be signed and dated by the shareholder or his or her attorney authorized in writing, or, if the shareholder is a corporation, by any officer or attorney thereof duly authorized. If the proxy form is not dated in the space provided it is deemed to bear the date on which it is mailed by management of the Corporation. This proxy ceases to be valid one year from its date.

3. Properly executed forms of proxy must be deposited no later than the close of business on the last business day preceding the meeting or any adjournment thereof, with the Corporation, 200- 20 Colonnade Road, Ottawa, Ontario, K2E 7M6 Attention Mr. Bill Parisi.